UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement
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Paladin Realty Income Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Letter to Stockholders Mailed on November 20, 2013

On November 20, 2013, Paladin Realty Income Properties, Inc. (the “Company”) mailed a letter to the Company’s stockholders in connection with the 2013 Annual Meeting, a copy of which is attached hereto.

Paladin Realty Income Properties, Inc.

***YOUR VOTE IS IMPORTANT***

NOT VOTING WILL BE COUNTED AS A “NO” VOTE, SO PLEASE VOTE

Dear Stockholders:	November 20, 2013

According to our records, your voting instructions have not yet been received. Please find enclosed a Proxy Card relating to the Annual Stockholders Meeting of Paladin Realty Income Properties, Inc. scheduled to be held on December 19, 2013 at 10:00 am local time, at our headquarters at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California, 90024.

You are being asked to vote on (1) a proposal to approve the Merger Agreement (as defined in the proxy statement and which will result in a liquidating distribution to stockholders and our dissolution1), (2) a proposal to Adjourn the Annual Meeting should we need additional time to solicit proxies, and (3) the Election of Directors.

Paladin’s Board of Directors recommends that you vote in favor of all of the proposals and is asking you to vote your shares as soon as possible. The failure to vote will have the same effect as voting against the transaction and the other matters contemplated by the Merger Agreement, as well as our subsequent dissolution.

We urge you to vote your shares immediately. You have the following three options for submitting your proxy: (1) via the internet at www.proxyvoting.com/prip; (2) by telephone, by calling (800) 213-6370; or (3) by mail by completing, signing and returning the enclosed proxy card in the preaddressed envelope provided. For specific instructions on how to vote your shares, please refer to the instructions on the Proxy Card. You may view the proxy statement online at www.paladinreit.com.

If you sign and return the enclosed Proxy Card without indicating a choice, your shares will be voted as recommended by our Board of Directors. To ensure your shares are counted at the Annual Meeting, we urge you to vote today.

***PLEASE VOTE TODAY***

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., LLC at 800-245-1502.

Sincerely,

James R. Worms

President and Chief Executive Officer

1 While technically structured as a “merger”, the transaction is essentially an all-cash sale of our assets.

10880 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90024